Exhibit 99.1

Keating Capital Reports Q2 2012 Results

Pre-IPO Investor Provides Financial Update

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--August 10, 2012--On August 10, 2012, Keating Capital, Inc. (“Keating” or the “Company”) (Nasdaq: KIPO) reported financial results for the second quarter ended June 30, 2012.

Management Commentary

"Keating Capital operates a private-to-public valuation arbitrage strategy, seeking to profit from the potential value increase when a private company completes an IPO. Our goal is to make investments that create the potential for a 2x return on our investment once the company is publicly traded and assuming our typical investment horizon of 36 months,” stated Timothy J. Keating, CEO of Keating Capital, Inc. “To that end, we believe we have created a valuable portfolio that is performing well and which is in line with our overall expectations. During the second quarter, we added three new portfolio companies and sold stock in one portfolio company—which resulted in a realized capital gain of $270,701, which represents a return of approximately 1.7x our investment cost,” added Mr. Keating.

Structural Protections

Of our investments in 18 private portfolio companies as of June 30, 2012, we have been provided some structural protection with respect to investments in 10 of these portfolio companies. These structural protections typically include conversion rights upon an IPO which would result in our receiving shares of common stock at a discount to the IPO price upon conversion at the time of the IPO, or warrants that would result in our receiving additional shares for a nominal exercise price at the time of an IPO.

As of June 30, 2012, our structurally protected appreciation on these investments would, if each of these 10 portfolio companies completed an IPO, result in an increase in our unrealized appreciation of $27.0 million at the time of the IPO.

Portfolio Companies with Structurally Protected Appreciation at IPO:	Number of Portfolio Companies	Weighted-Average Structurally Protected Appreciation Multiple at IPO	Cost of Investment as of June 30, 2012 (in millions)	Fair Value of Investment as of June 30, 2012 (in millions)	Potential Increase in Unrealized Appreciation Based on Structural Protections at IPO as of June 30, 2012 (in millions)

Equal to or greater than 1.25x but less than 2.0x(1)	5	1.53x	$21.5	$21.2	$11.6

Equal to 2.0x	5	2.00x	$18.0	$20.6	$15.4

Total	10	1.74x	$39.5	$41.8	$27.0

(1) Our investments in three of the five portfolio companies in this category provide for an increase in the structurally protected appreciation multiple up to 2x our investment cost if the portfolio company fails to complete an IPO within certain time frames. The above table reflects the structurally protected appreciation multiple in effect as of June 30, 2012 for these three portfolio companies.

  Five of these portfolio companies (with an aggregate cost of $21.5 million and a fair value of $21.2 million as of June 30, 2012) have structural protections that would, in the event of an IPO, entitle us to receive shares of common stock with a weighted-average aggregate value, at the time of issuance, of 1.53x our investment cost. We refer to this multiple as our structurally protected appreciation multiple.
  Five of these portfolio companies (with an aggregate cost of $18.0 million and an aggregate fair value of $20.6 million as of June, 2012) have a structurally protected appreciation multiple of 2.0x our investment cost upon an IPO.

The structurally protected appreciation is calculated assuming each portfolio company completes an IPO. Further, the structurally protected appreciation is not impacted by the IPO price, since the structural protections are designed to derive such appreciation at any IPO price at the time of the IPO. The only exception is the structural protection provided in the Corsair common stock investment where the structurally protected appreciation of 2.0x of our investment cost begins to decline as the Corsair IPO price falls below $10.00 per share. In each of the ten portfolio company investments that have structural protections, it is possible for us to achieve an unrealized appreciation at IPO in excess of the structurally protected appreciation amount where the portfolio company’s IPO price exceeds a threshold amount.

Our ability to realize the structurally protected appreciation at the time of the IPO will depend on a number of factors including each portfolio company’s completion of an IPO, any adjustment to the special IPO conversion price that may be negotiated prior to or during the IPO process, the possible subsequent issuance of more senior securities that may impact the relative value of the structural protection, and fluctuations in the market price of each portfolio company’s common shares until such time as the common shares received upon conversion can be disposed of following the expiration of a customary 180-day post-IPO lockup period. Accordingly, the structurally protected appreciation would not be available unless each portfolio company completes an IPO. Further, even if an IPO is completed, the structurally protected appreciation would not be realized unless the market price of each portfolio company’s common shares equals or exceeds the IPO price at the time such shares are disposed of following the post-IPO lockup period.

Please refer to our quarterly report on Form 10-Q for the quarter ended June 30, 2012, for additional information on our structurally protected appreciation.

Q2 2012 Portfolio Investment Activity

Acquisitions

Keating Capital invested in the following new portfolio companies during the second quarter of 2012:

  Glam Media, Inc., $5.0 million in Series F Convertible Preferred Stock
  Stoke, Inc., $3.5 million in Common Stock
  Jumptap, Inc., $5.0 million in Series G Convertible Preferred Stock

Two of the new investments were direct investments in the most senior equity securities of the respective issuers and all of these new investments provide Keating Capital with information rights until these companies complete an IPO.

Keating Capital also invested in the following existing portfolio companies during the second quarter of 2012:

  $1.5 million in the second closing of the Series C Convertible Preferred Stock round of SilkRoad
  $18,436 in the in the second tranche closing of the Series C-2 Convertible Preferred Stock round of Livescribe

Dispositions

During the three months ended June 30, 2012, we sold 45,000 shares of Solazyme’s common stock at an average price of $14.87 per share (net of commissions and selling expenses) resulting in a realized gain of $270,701. During the six months ended June 30, 2012, we sold a total of 65,000 shares of Solazyme’s common stock at an average price of $15.06 per share (net of commissions and selling expenses) resulting in an aggregate realized gain of $403,631, which represents an average 1.7x return on our investment in these shares. At June 30, 2012, we continued to own 147,927 shares of Solazyme’s common stock which were valued at approximately $2.1 million, based on Solazyme’s June 30th closing market price of $13.90 per share, compared to our average cost of $10.18 per share.

Stock Repurchase Program

On May 9, 2012, our Board of Directors approved a stock repurchase program. Under this plan, Keating Capital may repurchase up to $5.0 million of its common stock. The repurchase program does not obligate Keating to acquire any specific number of shares and may be extended, modified or discontinued at any time.

During the three months ended June 30, 2012, the Company repurchased 38,988 shares of its common stock at an average price of $7.11 per share, including commissions, with a total cost of $277,198. The Company’s net asset value per share increased by less than $0.01 per share as a result of the share repurchases during the six months ended June 30, 2012. The 38,988 shares of common stock repurchased under the Company’s stock repurchase program have not been retired or cancelled, remain issued but not outstanding and were held in treasury as of June 30, 2012.

Portfolio Investments

As of June 30, 2012, Keating Capital had a total of 20 portfolio company investments at an aggregate cost of $62.4 million. The fair value of the Company’s portfolio company investments was approximately $64.4 million, which includes approximately $2.0 million of net unrealized appreciation. We had approximately $11.0 million in cash and cash equivalents as of June 30, 2012, or approximately $1.19 per share.

Results of Operations

Change in Net Asset Value Per Share

In the second quarter, our net asset value per share decreased from $8.22 per share as of March 31, 2012, to $8.12 per share as of June 30, 2012, a decrease of $0.10 per share, due primarily to:

  First, a net investment loss—effectively our operating expenses (including base management fees)—of approximately $909,000, or a loss of $0.10 per share.
  Second, a net decrease in net unrealized appreciation on investments of approximately $319,000, or a loss of $0.03 per share; and
  Third, a realized gain on our sale of certain shares of Solazyme of approximately $271,000, or a realized gain of $0.03 per share.

Keating Capital, Inc.
Change in Net Asset Value
(Unless otherwise indicated, per share data based on weighted average common shares outstanding during the period)

	Three Months Ended		Six Months Ended
	June 30, 2012		June 30, 2012
	Amount	Per Share	Amount	Per Share

Net Asset Value, Beginning of Period(1)	$76,288,543	$8.22	$76,384,715	$8.23

Net Investment Loss	(908,668)	(0.10)	(2,110,288)	(0.23)

Net Realized Gain on Investments:
Solazyme	270,701	0.03	403,631	0.05

Net Realized Gain on Investments:	270,701	0.03	403,631	0.05

Net Change in Unrealized Appreciation (Depreciation) on Investments:
NeoPhotonics	33,600	*	57,600	*
Livescribe	(26,012)	*	(10,783)	*
Solazyme	(367,853)	(0.04)	165,442	0.02
MBA Polymers, Inc.	240,000	0.03	240,000	0.03
BrightSource Energy, Inc.	(310,006)	(0.04)	(310,006)	(0.04)
Harvest Power, Inc.	-	-	1,000,001	0.11
Suniva, Inc.	(390,000)	(0.04)	(990,007)	(0.11)
Xtime, Inc.	739,884	0.08	739,884	0.08
Corsair Components, Inc.	(10,000)	*	(10,000)	*
Kabam, Inc.	(228,860)	(0.02)	(228,860)	(0.02)

Net Change in Unrealized Appreciation on Investments:	(319,247)	(0.03)	653,271	0.07

Net (Decrease) in Net Assets Resulting from Operations	(957,214)	(0.10)	(1,053,386)	(0.11)

Capital Stock Transactions:
Repurchases of Common Stock(2)	(277,198)	-	(277,198)	-

Net Asset Value, End of Period(1)	$75,054,131	$8.12	$75,054,131	$8.12

Weighted Average Common Shares Outstanding During Period	9,275,904		9,279,843

Common Shares Outstanding At End of Period	9,244,793		9,244,793

* Per share amounts less than $0.01.

(1) Per share data based on total common shares outstanding at the beginning and end of the corresponding period.
(2) For the three and six months ended June 30, 2012, the increase in net asset value attributable to the shares repurchased was less than $0.01 per share.

Capitalization

As of June 30, 2012, we had 9,244,793 shares of common stock issued and outstanding. There are no options, warrants, or other classes of securities issued or outstanding. Additionally, we had no debt. There were no capital stock transactions or distributions paid to stockholders in the second quarter of 2012.

Portfolio Analysis and Activity

For the quarter ended June 30, 2012, the net decrease in our unrealized appreciation totaled approximately $319,000. The primary components of this net decrease were:

	June 30, 2012			March 31, 2012
							Change In
			Unrealized			Unrealized	Unrealized
			Appreciation			Appreciation	Appreciation
Portfolio Company	Cost	Value	(Depreciation)	Cost	Value	(Depreciation)	(Depreciation)

Private Portfolio Companies:
Livescribe, Inc.	$587,752	$180,412	$(407,340)	$569,316	$187,988	$(381,328)	$(26,012)
MBA Polymers, Inc.	2,000,000	2,240,000	240,000	2,000,000	2,000,000	-	240,000
BrightSource Energy, Inc.	2,500,006	2,190,000	(310,006)	2,500,006	2,500,006	-	(310,006)
Suniva, Inc.	2,500,007	1,510,000	(990,007)	2,500,007	1,900,000	(600,007)	(390,000)
Xtime, Inc.	3,000,000	3,749,040	749,040	3,000,000	3,009,156	9,156	739,884
Corsair Components, Inc.	4,000,080	5,600,000	1,599,920	4,000,080	5,610,000	1,609,920	(10,000)
Kabam, Inc.	1,328,860	1,100,000	(228,860)	1,328,860	1,328,860	-	(228,860)

Publicly Traded Portfolio Companies:
NeoPhotonics Corporation	1,000,000	790,400	(209,600)	1,000,000	756,800	(243,200)	33,600
Solazyme, Inc.	1,505,162	2,056,185	551,023	1,903,646	2,822,522	918,876	(367,853)

Total							$(319,247)

Other Information

Attached to this press release we have included the following:

  Our portfolio company investment summary as of June 30, 2012;
  Our statement of assets and liabilities (unaudited) as of June 30, 2012 and December 31, 2011; and
  Our statement of operations (unaudited) for the three and six months ended June 30, 2012 and 2011.

Stockholder Call

Keating Capital invites stockholders, analysts and interested parties to attend Keating Capital’s earnings call on August 13, 2012 at 4:00 p.m. Eastern time. You may pre-register at https://cc.readytalk.com/cc/s/showReg?udc=akho3adki473, and participate in the call by dialing (800) 619-2731.

A slide presentation will accompany the earnings call and will be available on August 10, 2012, at http://ir.keatingcapital.com/events.cfm. Select the Q2 2012 Earnings Call Slides link to download and print the presentation.

An archived audio replay of the earnings call together with the slide presentation will be available within approximately three hours after completion of the call at http://ir.keatingcapital.com/events.cfm. This archived recording will be available until the Company’s next quarterly conference call which has been tentatively scheduled for November 15, 2012.

About Keating Capital, Inc.

Keating Capital (www.KeatingCapital.com) is a business development company that specializes in making pre-IPO investments in innovative, emerging growth companies that are committed to and capable of becoming public. We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Keating Capital, Inc.
Portfolio Summary
As of June 30, 2012

			Lead or
			Participating
Portfolio Company	Description	Type of Investments	Investor	Cost	Value(1)

Publicly Traded Portfolio Companies:

NeoPhotonics Corporation	Developer and manufacturer of photonic integrated circuit based components, modules and subsystems for use in telecommunications networks	Common Stock*	Participating	$1,000,000	$790,400

Solazyme, Inc.	Algal oil and bioproducts for the fuels and chemicals, nutrition, and skin and personal care markets	Common Stock*	Participating	1,505,162	2,056,185

Total - Publicly Traded Portfolio Companies				$2,505,162	$2,846,585

Private Portfolio Companies That Have Filed for an IPO:

Corsair Components, Inc.	Designer and supplier of high-performance components to the personal computer gaming hardware market	Common Stock and Common Stock Warrants*	Lead	4,000,080	5,600,000

Total - Private Portfolio Companies That have Filed for an IPO				$4,000,080	$5,600,000

Private Portfolio Companies:

Livescribe, Inc.	Developer and marketer of a mobile, paper-based computing platform consisting of smartpens, dot paper, and smartpen applications	Convertible Preferred Stock and Convertible Preferred Stock Warrants	Participating	$587,752	$180,412

MBA Polymers, Inc.	Manufacturer of recycled plastics sourced from end of life durable goods	Convertible Preferred Stock	Participating	2,000,000	2,240,000

BrightSource Energy, Inc.	Developer of utility scale solar thermal plants which generate solar energy for utility and industrial companies	Convertible Preferred Stock	Participating	2,500,006	2,190,000

Harvest Power, Inc.	Owner and operator of organic waste facilities that convert organic waste, such as food scraps and yard debris, into compost, mulch and renewable energy	Convertible Preferred Stock	Participating	2,499,999	3,500,000

Suniva, Inc.	Manufacturer of high-efficiency solar photovoltaic cells and modules	Convertible Preferred Stock	Participating	2,500,007	1,510,000

Xtime, Inc.	Software as a service provider of Web scheduling and customer relationship management solutions for automotive service departments	Convertible Preferred Stock and Common Stock Warrants	Lead	3,000,000	3,749,040

Metabolon, Inc.	Molecular diagnostics and services company offering metabolic profiling technology based on advanced bioinformatics and data analytics software	Convertible Preferred Stock	Lead	4,000,000	4,000,000

Kabam, Inc.	Provider of Internet-based social gaming products including massively multiplayer games	Convertible Preferred Stock	Participating	1,328,860	1,100,000

Tremor Video, Inc.	Online video technology and advertising company	Convertible Preferred Stock	Participating	4,000,001	4,000,001

TrueCar, Inc.	Provider of online research and pricing tools for consumers interested in buying a new or used vehicle	Common Stock*	Participating	2,999,996	2,999,996

Agilyx Corporation	Alternative energy company that converts difficult-to-recycle waste plastics into high value synthetic oil	Convertible Preferred Stock	Lead	4,000,000	4,000,000

Zoosk, Inc.	Online dating community	Convertible Preferred Stock	Participating	2,999,999	2,999,999

LifeLock, Inc.	Provider of identify theft protection services	Convertible Preferred Stock and Convertible Preferred Stock Warrants	Participating	5,000,000	5,000,000

SilkRoad, Inc.	Provider of cloud-based human capital management software	Convertible Preferred Stock	Participating	5,000,000	5,000,000

Glam Media, Inc.	Online media and social networking company focused on matching targeted audiences with targeted content	Convertible Preferred Stock	Lead	4,999,999	4,999,999

Stoke, Inc.	Systems designer and equipment manufacturer for mobile communications infrastructure networks	Common Stock	Lead(2)	3,500,000	3,500,000

Jumptap, Inc.	Mobile advertising network	Convertible Preferred Stock	Lead	4,999,995	4,999,995

Total - Private Portfolio Companies				$55,916,614	$55,969,442

Total - All Portfolio Companies				$62,421,856	$64,416,027

* Portfolio company does not have preferred equity securities outstanding as of June 30, 2012.

(1) Except for common stock in two publicly traded portfolio companies, all investments as of June 30, 2012 were valued at fair value as determined in good faith by the Board of Directors and are subject to legal restrictions on transfer (including lockup and other contractual restrictions).

(2) Keating Capital was the sole investor in this transaction.

Keating Capital, Inc.
Statements of Assets and Liabilities
(Unaudited)

	June 30,	December 31,
	2012	2011

Assets
Investments in portfolio company securities at fair value:
Non-control/non-affiliate investments:
Private portfolio companies
(Cost: $51,916,614 and $25,379,750, respectively)	$51,969,442	$24,992,349
Publicly-traded portfolio companies
(Cost: $2,505,162 and $2,553,250, respectively)	2,846,585	2,671,631
Affiliate investments:
Private portfolio companies
(Cost: $8,000,080 and $8,000,080, respectively)	9,600,000	9,610,000
Total, investments in portfolio company securities at fair value	64,416,027	37,273,980
(Cost: $62,421,856 and $35,933,080, respectively)

Cash and cash equivalents	10,993,880	39,606,512
Receivable for investments sold	350,192	-
Prepaid expenses and other assets	39,357	62,746
Deferred offering costs	241,515	-

Total assets	$76,040,971	$76,943,238

Liabilities
Base management fees payable to investment adviser	$126,631	$130,969
Accrued incentive fees payable to investment adviser	479,561	268,180
Administrative expenses payable to investment adviser	48,551	47,285
Accounts payable	283,477	70,602
Accrued expenses and other liabilities	48,620	41,487

Total liabilities	986,840	558,523

Net assets
Common stock, $0.001 par value; 200,000,000 authorized; 9,283,781 and 9,283,781 shares issued, respectively	$9,284	$9,284
Additional paid-in capital	75,302,711	75,302,711
Treasury stock, at cost, 38,988 and 0 shares held, respectively	(277,198)	-
Accumulated net investment loss	(2,378,468)	(268,180)
Accumulated undistributed net realized gain on investments	403,631	-
Net unrealized appreciation on investments	1,994,171	1,340,900

Total net assets	$75,054,131	$76,384,715

Total liabilities and net assets	$76,040,971	$76,943,238

Net asset value per share (on 9,244,793 and 9,283,781 shares outstanding, respectively)	$8.12	$8.23

Keating Capital, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended,		Six Months Ended,
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Investment income
Interest and dividend income:
Certificate of deposit and money market investments	$1,098	$19,187	$2,840	$43,278

Total investment income	1,098	19,187	2,840	43,278

Operating expenses
Base management fees	384,404	232,731	768,066	375,368
Incentive fees	(9,709)	136,937	211,381	152,520
Administrative expenses allocated from investment adviser	155,246	113,773	319,273	233,506
Legal and professional fees	150,371	108,630	402,252	267,798
Directors fees	40,000	33,750	80,000	59,000
Stock transfer agent fees	21,061	66,155	29,166	122,660
Printing and fulfillment expenses	32,455	79,619	65,446	129,139
Postage and delivery expenses	31,425	82,272	44,482	129,495
Stock issuance expenses	-	58,298	-	112,763
Travel and entertainment expenses	18,194	136,425	44,621	284,439
General and administrative expenses	86,319	94,352	148,441	159,623

Total operating expenses	909,766	1,142,942	2,113,128	2,026,311

Net investment loss	(908,668)	(1,123,755)	(2,110,288)	(1,983,033)

Net realized gain on investments
Non-control/non-affiliate investments	270,701	-	403,631	-

Total net realized gain on investments	270,701	-	403,631	-

Net change in unrealized appreciation (depreciation) on investments
Non-control/non-affiliate investments	(309,247)	684,683	663,271	762,598
Affiliate investments	(10,000)	-	(10,000)	-

Total net change in unrealized appreciation (depreciation) on investments	(319,247)	684,683	653,271	762,598

Net decrease in net assets resulting from operations	$(957,214)	$(439,072)	$(1,053,386)	$(1,220,435)

Net investment loss per common share outstanding (basic and diluted)	$(0.10)	$(0.20)	$(0.23)	$(0.43)

Net decrease in net assets resulting from operations per common share outstanding (basic and diluted)	$(0.10)	$(0.08)	$(0.11)	$(0.26)

Weighted average common shares outstanding (basic and diluted)	9,275,904	5,653,594	9,279,843	4,611,647

CONTACT:
Investor Relations Contact:
Keating Capital, Inc.
Margie L. Blackwell
Investor Relations Director
mb@keatinginvestments.com
(720) 889-0133
or
Public Relations Contact:
JCPR, Inc.
Chris Moon
cmoon@jcprinc.com
(973) 850-7304